Exhibit 10.50

SABRE CORPORATION

2014 OMNIBUS INCENTIVE COMPENSATION PLAN

STOCK OPTION GRANT AGREEMENT

(Non-Qualified Stock Options)

THIS AGREEMENT, made as of this      day of              20     between Sabre Corporation (the “Company”) and                      (the “Participant”).

WHEREAS, the Company has adopted the Sabre Corporation 2014 Omnibus Incentive Compensation Plan (the “Plan”) to promote the interests of the Company and its stockholders by providing the employees and non-employee directors of the Company, who are largely responsible for the management, growth, and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company;

WHEREAS, Section 6 of the Plan provides for the grant to Participants of Non-Qualified Stock Options to purchase shares of Common Stock of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a NON-QUALIFIED STOCK OPTION (the “Option”) with respect to                  shares of Common Stock of the Company.

2. Grant Date. The grant date of the Option hereby granted is                      (“Grant Date”).

3. Exercise Price; Exercisability. The exercise price of each share of Common Stock underlying the Option hereby granted is $        .

4. Vesting of Options. The Option shall become vested and exercisable as follows: the Option shall become vested and exercisable in [        ] equal installments on [        ] of the Grant Date (each such date a “Vesting Date”); provided that the Participant remains continuously employed by the Company through each applicable Vesting Date. [Notwithstanding the foregoing, in the event of a Qualifying Termination following a Change in Control, the Option shall immediately vest in full and become exercisable as of the date of such Qualifying Termination following a Change in Control.]1

5. Manner of Exercise. The Option shall be exercised by delivery of an electronic or physical written notice to the Secretary of the Company, or such other form as permitted by the Committee from time to time and communicated to the Participant (the “Exercise Notice”), which shall state the election to exercise the Option, specify the number of shares of Common Stock with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Committee pursuant to the provisions of the Plan. The

[1]	May be included in individual grant agreements.

Exercise Notice shall include payment in cash for an amount equal to the Exercise Price multiplied by the number of shares of Common Stock specified in such Exercise Notice. Such payment may be made in (i) cash; (ii) shares of Common Stock (that the Participant has owned for at least one (1) year) having a Fair Market Value equal to the Exercise Price; (iii) a combination of cash and shares provided that such shares have been held by the Participant for at least one (1) year prior to such exercise; or (iv) in the Committee’s sole discretion, through a broker assisted exercise, but only to the extent such right or the utilization of such right would not cause the Option to be subject to Section 409A of the Code and to the extent the use of net-physical settlement is permitted by, and is in compliance with applicable law. The partial exercise of the Option, alone, shall not cause the expiration, termination or cancellation of the remaining portion of the Option.

6. Expiration of Options. The Participant’s Option, or portion thereof, which has not become exercisable shall expire on the date the Participant’s Employment is terminated for any reason. The Participant’s Option(s), or any portion thereof, which have become exercisable on or before the date the Participant’s Employment is terminated (or that become exercisable as a result of such termination) shall expire on the earlier of (i) the commencement of business on the date the Participant’s Employment is terminated for Cause; (ii) 90 days after the date the Participant’s Employment is terminated for any reason other than Cause, death or Disability; (iii) one year after the date the Participant’s Employment is terminated by reason of death or Disability; or (iv) the 10th anniversary of the Grant Date for such Option(s). All Options, whether vested or unvested, that have not sooner expired shall expire no later than the tenth anniversary of the Grant Date.

7. Transferability. The Option is exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative, and may not be sold, pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of the Participant to any party (other than the Company), or assigned or transferred by such Participant, but immediately upon such purported sale, assignment, transfer, pledge, hypothecation or other disposal of the Option will be forfeited by the Participant and all of the Participant’s rights to such Option shall immediately terminate without any payment or consideration from the Company. Upon the death of a Participant, outstanding Options granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution pursuant to Section 18 of the Plan.

8. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

9. Taxes. To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to the exercise of the Option in accordance with Section 15 of the Plan. The Company shall not be required to deliver shares of Common Stock to the Participant until the Company determines such obligations are satisfied.

10. Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

11. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

12. No Special Employment Rights; No Right to Award. Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Option. The rights or opportunity granted to the Participant on the making of an Award shall not give the Participant any rights or additional rights to compensation or damages in consequence of either: (i) the Participant giving or receiving notice of termination of his or her office or employment; (i) the loss or termination of his or her office or Employment with the Company or its Subsidiaries for any reason whatsoever; or (c) whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair.

13. Data Privacy. By participating in the Plan each Participant consents to the collection, holding, processing and transfer of data relating to the Participant and, in particular, to the processing of any sensitive personal data by the Company and its Affiliates for all purposes connected with the operation of the Plan, including, but not limited to: (i) holding and maintaining details of the Participant and his or her participation in the Plan; (ii) transferring data relating to the Participant and his or her participation in the Plan to the Company’s registrars or brokers, the plan administrator or any other relevant professional advisers or service providers to the Company or its Affiliates; (iii) disclosing details of the Participant and his or her participation in the Plan to a bona fide prospective purchaser of the Company or any of its Affiliates (or the prospective purchaser’s advisers), and (iv) with respect to Participants employed in the European Economic Area, transferring data relating to the Participant and his or her participation in the Plan under (a) to (c) above to a person who is resident in a country or territory outside the European Economic Area that may not provide the same statutory protection for the data as countries within the European Economic Area.

14. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

15. Clawback Policies. Notwithstanding anything in the Plan to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which the Company’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its affiliates at any time to a Participant under the Plan and the Participant, by accepting this award of an Option pursuant to the Plan and this Agreement, agrees to comply with any Company request or demand for such recoupment.

16. Policy Against Insider Trading. By accepting the Option, the Participant acknowledges that the Participant is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

19. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan and this Agreement shall be final and conclusive. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares of Common Stock and that the Participant should consult a tax advisor prior to such exercise or disposition.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Plan as of the day and year first written above.

Sabre Corporation

By:
Title:

[Participant’s name]